                                                                      EXHIBIT 11


                                                            UNAUDITED                     UNAUDITED
                                                       THREE MONTHS ENDED             NINE MONTHS ENDED
                                                          SEPTEMBER 30,                  SEPTEMBER 30,
                                                          -------------                  -------------

(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       1996           1995           1996           1995
                                                       ----           ----           ----           ----

PRIMARY

Weighted average number of common and
    common equivalent shares outstanding:

          Common stock                                 34,108         30,026         33,936         29,742

          Common stock equivalent shares
               resulting from stock options
               (treasury stock method)                  2,484          2,360          2,542          2,292

                                                      -------        -------        -------        -------
Total                                                  36,592         32,386         36,478         32,034
                                                      =======        =======        =======        =======

Net income                                            $   551        $ 4,558        $ 5,604        $ 4,935
                                                      =======        =======        =======        =======

Net income per common and common equivalent share     $  0.02        $  0.14        $  0.15        $  0.15
                                                      =======        =======        =======        =======


FULLY DILUTED


Weighted average number of common and
    common equivalent shares outstanding:

          Common stock                                 34,108         30,026         33,936         29,743

          Common stock equivalent shares
               resulting from stock options
               (treasury stock method)                  2,484          2,360          2,542          2,292

                                                      -------        -------        -------        -------
Total                                                  36,604         32,426         36,506         32,034
                                                      =======        =======        =======        =======

Net income                                            $   551        $ 4,558        $ 5,604        $ 4,935
                                                      =======        =======        =======        =======

Net income per common and common equivalent share     $  0.02        $  0.14        $  0.15        $  0.15
                                                      =======        =======        =======        =======

